                                                                   Exhibit 23.2





         CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
       AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



We consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 of our report dated January 23, 1998, on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint Venture as of November 30, 1997, 1996 and 1995 and for the periods beginning December 1, 1996, 1995 and 1994 and ended November 30, 1997, 1996 and 1995, which report is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to our firm under the caption "Incorporation of Documents by Reference."


Dusseldorf, Germany

January 19, 1999


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft




/s/ Stefan Haas               /s/ Bernhard Momken
Stefan Haas                   Bernhard Momken
Wirtschaftsprufer             Wirtschaftsprufer